Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 12, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and effectiveness of internal control over financial reporting, which appears in Exar Corporation’s Annual Report on Form 10-K for the year ended March 31, 2007.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 27, 2007